Exhibit 12.1

Computation of Ratio of Combined Fixed Charges and Preference Dividends to Earnings of

Invitel S.A., Brasil Telecom S.A. and Coari Participações S.A.

Invitel S.A.

	For the Year Ended December 31,										For the Six Months Ended June 30,
	2004		2005		2006		2007		2008		2009
	(in millions of reais, except ratio)
Brazilian GAAP:
Computation of Earning:
Pretax income from continuing operations	R$	340	R$	(633)	R$	719	R$	1,284	R$	1,585	R$	(1,163)
Plus fixed charges		1,132		1,333		971		861		1,220	617
Plus amortization of capitalized interest		213		169		76		62		66	70
Less interest capitalized		(9)		(20)		—		(22)		(39)	(21)
Total earnings		1,676		849		1,766		2,185		2,832	(497)
Computation of fixed charges and preference dividends:
Interest expensed and capitalized		1,132		1,333		971		861		1,220	617
Ratio of Combined Fixed Charges and Preference Dividends to Earnings		1.48x		0.64x		1.82x		2.54x		2.32x	(0.81	)x

	For the Year Ended December 31,
	2006		2007		2008
	(in millions of reais, except ratio)
U.S. GAAP:
Computation of Earning:
Pretax income from continuing operations	R$	858	R$	1,430	R$	1,907
Plus fixed charges		1,011		868		1,242
Plus amortization of capitalized interest		134		138		133
Less interest capitalized		(40)		(29)		(61)
Total earnings		1,963		2,407		3,221
Computation of fixed charges and preference dividends:
Interest expensed and capitalized		1,011		868		1,242
Ratio of Combined Fixed Charges and Preference Dividends to Earnings		1.94x		2.77x		2.59x

Brasil Telecom S.A.

	For the Year Ended December 31,										For the Six Months Ended June 30,
	2004		2005		2006		2007		2008		2009
	(in millions of reais, except ratio)
Brazilian GAAP:
Computation of Earning:
Pretax income from continuing operations	R$	142	R$	(531)	R$	543	R$	1,093	R$	1,579	R$	(1,208)
Plus fixed charges		1,526		1,905		1,244		1,083		1,334	551
Plus amortization of capitalized interest		214		171		109		64		68	70
Less interest capitalized		(9)		(18)		—		(22)		(39)	(21)
Total earnings		1,873		1,527		1,896		2,218		2,942	(608)
Computation of fixed charges and preference dividends:
Interest expensed and capitalized		1,526		1,905		1,244		1,083		1,334	551
Ratio of Combined Fixed Charges and Preference Dividends to Earnings		1.23x		0.80x		1.52x		2.05x		2.21x	(1.10	)x

	For the Year Ended December 31,										For the Six Months Ended June 30,
	2004		2005		2006		2007		2008		2009
	(in millions of reais, except ratio)
U.S. GAAP:
Computation of Earning:
Pretax income from continuing operations	R$	739	R$	510	R$	1,010	R$	1,420	R$	1,934	R$	(1,151)
Plus fixed charges		1,154		1,321		936		740		1,032	562
Plus amortization of capitalized interest		150		125		147		152		159	150
Less interest capitalized		(81)		(60)		(40)		(29)		(61)	(32)
Total earnings		1,962		1,896		2,053		2,283		3,064	(471)
Computation of fixed charges and preference dividends:
Interest expensed and capitalized		1,154		1,321		936		740		1,032	562
Ratio of Combined Fixed Charges and Preference Dividends to Earnings		1.70x		1.44x		2.19x		3.09x		2.97x	(0.84	)x

Coari Participações S.A.

	2008		2008 Pro Forma		2009		2009 Pro Forma
	(in millions of reais, except ratio)
Brazilian GAAP:
Computation of Earning:
Pretax income from continuing operations	R$	23	R$	779	R$	618	R$	535
Plus fixed charges		2		1,183		617		617
Plus amortization of capitalized interest		—		—		1		1
Less interest capitalized		—		—		(21)		(21)
Total earnings		25		1,962		1,215		1,132
Computation of fixed charges and preference dividends:
Interest expensed and capitalized		2		1,183		617		617
Ratio of Combined Fixed Charges and Preference Dividends to Earnings		12.50x		1.66x		1.97x		1.83x

	2008		2008 Pro Forma		2009		2009 Pro Forma
	(in millions of reais, except ratio)
U.S. GAAP:
Computation of Earning:
Pretax income from continuing operations	R$	23	R$	(231)	R$	4,767	R$	(64)
Plus fixed charges		2		1,183		628		628
Plus amortization of capitalized interest		—		5		2		2
Less interest capitalized		—		(64)		(32)		(32)
Total earnings		25		893		5,365		534
Computation of fixed charges and preference dividends:
Interest expensed and capitalized		2		1,183		628		628
Ratio of Combined Fixed Charges and Preference Dividends to Earnings		12.50x		0.75x		8.54x		0.85x